Exhibit 99.1

                  GTSI Delivers Strong Sales for Second Quarter
                  ---------------------------------------------

                      Bookings up 32%, with strong backlog

               Over $1 billion in sales for most recent 12 months

                         Announces strategic growth plan

CHANTILLY, VA. - July 27, 2004 - GTSI(R)Corp. (NASDAQ: GTSI), a leading government technology solutions provider, today announced financial results for the quarter ended June 30, 2004, and monthly sales for June 2004 (see attached tables).

For the second quarter 2004, GTSI reported sales of $238.9 million, a 26% increase from $189.7 million during the same period a year ago. The company reported a loss of $1.6 million of net income versus $1.1 million of net income a year ago. In the second quarter of 2003, the company recorded a reversal of a $1.4 million ($0.8 million tax-effected) inventory impairment charge. For comparative purposes, adjusting for last year's second quarter reversal of the tax-effected impairment charge, net income would have been $0.3 million for the second quarter 2003.

"We are very proud of the 32.3% increase in our bookings compared to Q2 last year and we are pleased to have surpassed $1 billion in sales for the most recent twelve months," said Dendy Young, Chairman and Chief Executive Officer of GTSI. "While our second quarter top-line growth was solid, we were disappointed with the results on the bottom line, and believe that there is considerable room for improvement. Management is keenly focused on margin. However, bookings are the clearest indicator of the health of our company, and the growth and strength of our backlog has positioned the company well for the coming quarter," added Mr. Young.

Seasonality of the business
---------------------------

As a company that generates most of its sales from the federal government, it is important to note that, due to the end-of-fiscal-year buying engaged in by the federal government around September 30th. GTSI generally achieves two-thirds of its sales during the second half of the year.

Financial Position
------------------

Tom Mutryn, GTSI's Senior Vice President and Chief Financial Officer, commented, "GTSI's operating expenses increased in the quarter to $24.6 million versus $21.6 million in the same quarter a year ago. This increase is directly related to our aggressive efforts to comply with the Sarbanes-Oxley (SOX) 404 requirement, our new Enterprise Resource Planning (ERP) system development, our "I Rely on GTSI" marketing campaign and increased costs associated with new hires, all of which compressed net income. The company continues to enjoy a solid balance sheet with no long-term debt and $27.8 million in cash on hand at the end of the second quarter." GTSI's efforts to comply with SOX 404 will have a material negative effect on 2004 and 2005 results.

Reported earnings per share (EPS) were a negative $0.18 versus EPS of $0.13 a year ago. Without the inventory impairment reversal of a year ago, EPS would have been $0.03 in the second quarter of 2003.

Reported gross margin was $21.5 million in the second quarter 2004 versus $22.7 million a year ago. Without the inventory impairment reversal of a year ago, gross margin would have been $21.3 million in the second quarter of 2003.

June 2004 Monthly Results
-------------------------

Sales for June 2004 were $93.0 million, representing a 9.6% increase of average daily sales from June 2003 of $81.0 million. Month-end total backlog for June was $155.0 million or a 46.0% increase versus $106.2 million for the month-end June 2003. Monthly bookings for June were $115.1 million or a 9.4% increase versus $100.4 million for the same period last year (see attached table).

Strategic Growth Plan Announced
-------------------------------

"We see a significant opportunity to invest in and grow GTSI. The fact that Government demand for information technology is at an all time high and that our industry is highly fragmented validates our decision to execute on a plan to significantly increase the sales of GTSI," said Mr. Young. "It took GTSI about six years to double revenue the last time, but we feel confident that we can achieve this level of growth during the next three to four years," said Mr. Young.

"The combined Federal and State and local annual spending on IT is well over $100 billion, and our market share for our addressable portion of this spending is in the low single digits. We believe that applying the right sales force directed at the right opportunities will allow us to grow top-line revenue," continued Mr. Young. "Equally important, we believe we can deliver increases in operating and net income margins through a series of initiatives which have been identified and are underway."

Consistent with this longer-term plan, the company plans to increase its sales and support staff by about 10-15% by the end of 2004. The core strategy will be to strengthen relationships with federal government departments and agencies, expand relationships with systems integrators, and grow its presence with key state and local governments. GTSI will focus on margin expansion through better pricing, smarter purchasing, sales alignment to the customer, improving contract management, and a focus on higher value-add activities.

Conference Call
---------------

An investor conference call to discuss first quarter 2004 is scheduled for 11:00 a.m. EST July 27, 2004. Interested parties are invited to participate by calling 800-729-7758 or 706-643-1075, pass code 8817016. In addition, you may access the web cast on GTSI's Investor Relations page (www.gtsi.com/ir). To listen to the live call on the Internet, go to the web site at least 15 minutes early to register, download and install any necessary audio software. A replay will be available following the conclusion of the call until 6:00 pm EST, July 30, 2004. To access the replay, please dial 800-642-1687 or 706-645-9291, pass code 8817016.

About GTSI Corp.
----------------

GTSI Corp. is an information technology (IT) solutions leader, focusing exclusively on Federal, State, and Local government customers worldwide. For more than two decades, GTSI has served those customers by teaming with global IT leaders like Panasonic, Sun Microsystems, Hewlett-Packard, Cisco, and Microsoft. Offering a broad range of products and services, an extensive contract portfolio, and ISO 9001:2000 standard for quality management, GTSI uses its unique Technology Teams to deliver "best of breed" solutions that help government customers do their job more effectively. GTSI is headquartered in Northern Virginia, outside of Washington, D.C. Further information about the Company is available at GTSI.com/About.

Except for historical information, all of the statements, expectations, beliefs and assumptions contained in the foregoing are "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) that involve a number of risks and uncertainties. It is possible that the assumptions made by management -- including, but not limited to, those relating to revenue, margins, operating results and net income, and the effect of new contracts as well as new vendor relationships -- may not materialize. Actual results may differ materially from those projected or implied in any forward-looking statements. In addition to the above factors, other important factors that could cause actual results to differ materially are those listed in the Company's most recent report on Form 10-K and included from time to time in other documents filed by the Company with the Securities and Exchange Commission.

GTSI and GTSI.com are registered trademarks of GTSI Corp. in the U.S. and other Countries. All trade names are the property of their respective owners.

GTSI Contact:
-------------
Paul Liberty
703.502.2540
paul.liberty@gtsi.com
---------------------
                                   ### ### ###

                                   GTSI Corp.
                Unaudited Consolidated Statements of Operations
                     (in thousands, except per share data)

                                               Three Months
                                                 June 30,                Change from 2003
                                         ------------------------    ------------------------
                                            2004          2003         Actual      Percentage
                                         ----------    ----------    ----------    ----------
Sales                                    $  238,990    $  189,737    $   49,253          26.0%
Cost of sales                               217,453       166,981        50,472          30.2%
                                         ----------    ----------    ----------    ----------
Gross margin                                 21,537        22,756        (1,219)         -5.4%

Operating expenses                           24,622        21,613         3,009          13.9%
                                         ----------    ----------    ----------    ----------
(Loss) income from operations                (3,085)        1,143        (4,228)       -369.9%

Interest income, net                            519           744          (225)        -30.2%
                                         ----------    ----------    ----------    ----------
(Loss) income before income taxes            (2,566)        1,887        (4,453)       -236.0%

Income tax (benefit) provision               (1,013)          738        (1,751)       -237.3%
                                         ----------    ----------    ----------    ----------
Net (loss) income                        $   (1,553)   $    1,149    $   (2,702)       -235.2%
                                         ==========    ==========    ==========    ==========

Basic net (loss) income per share        $    (0.18)   $     0.14    $    (0.32)       -228.6%
                                         ==========    ==========    ==========    ==========
Diluted net (loss) income per share      $    (0.18)   $     0.13    $    (0.31)       -238.5%
                                         ==========    ==========    ==========    ==========

Weighted average shares outstanding:
Basic                                         8,573         8,258           315           3.8%
                                         ==========    ==========    ==========    ==========
Diluted                                       8,573         8,907          (334)         -3.7%
                                         ==========    ==========    ==========    ==========

                                   GTSI Corp.
                Unaudited Consolidated Statements of Operations
                     (in thousands, except per share data)

                                          Six Months Ended
                                              June 30,                 Change from 2003
                                       ------------------------    ------------------------
                                          2004          2003         Actual      Percentage
                                       ----------    ----------    ----------    ----------
Sales                                  $  417,612    $  368,595    $   49,017          13.3%
Cost of sales                             377,994       329,764        48,230          14.6%
                                       ----------    ----------    ----------    ----------
Gross margin                               39,618        38,831           787           2.0%

Operating expenses                         46,319        41,315         5,004          12.1%
                                       ----------    ----------    ----------    ----------
Loss from operations                       (6,701)       (2,484)       (4,217)       -169.8%

Interest income, net                        1,851         1,476           375          25.4%
                                       ----------    ----------    ----------    ----------
Loss before income taxes                   (4,850)       (1,008)       (3,842)       -381.2%

Income tax benefit                         (1,915)         (394)       (1,521)       -386.0%
                                       ----------    ----------    ----------    ----------
Net loss                               $   (2,935)   $     (614)   $   (2,321)       -378.0%
                                       ==========    ==========    ==========    ==========

Basic net loss per share               $    (0.34)   $    (0.07)   $    (0.27)       -385.7%
                                       ==========    ==========    ==========    ==========
Diluted net loss per share             $    (0.34)   $    (0.07)   $    (0.27)       -385.7%
                                       ==========    ==========    ==========    ==========

Weighted average shares outstanding:
Basic                                       8,564         8,410           154           1.8%
                                       ==========    ==========    ==========    ==========
Diluted                                     8,564         8,410           154           1.8%
                                       ==========    ==========    ==========    ==========

                Unaudited Condensed Consolidated Balance Sheets
                                 (in thousands)

                                           June 30,          December 31,         Change from         % Change from
                                             2004                2003          December 31, 2003    December 31, 2003
                                       -----------------   -----------------   -----------------    -----------------
ASSETS
Current assets:
     Cash                              $          27,847   $             177   $          27,670              15632.8%
     Accounts receivable                         140,117             181,988             (41,871)               -23.0%
     Merchandise inventory                        86,891              55,987              30,904                 55.2%
     Other current assets                         13,068              15,490              (2,422)               -15.6%
                                       -----------------   -----------------   -----------------    -----------------
          Total current assets                   267,923             253,642              14,281                  5.6%
Property and equipment, net                       13,053              10,670               2,383                 22.3%
Other assets                                       2,196               4,449              (2,253)               -50.6%
                                       -----------------   -----------------   -----------------    -----------------

TOTAL ASSETS                           $         283,172   $         268,761   $          14,411                  5.4%
                                       =================   =================   =================    =================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Notes payable to banks            $              --   $          12,813   $         (12,813)              -100.0%
     Accounts payable                            186,619             152,435              34,184                 22.4%
     Accrued liabilities                          10,933              11,168                (235)                -2.1%
     Deferred revenue                              3,649               8,323              (4,674)               -56.2%
     Accrued warranties                            4,186               4,555                (369)                -8.1%
                                       -----------------   -----------------   -----------------    -----------------
          Total current liabilities              205,387             189,294              16,093                  8.5%
Other liabilities                                  1,250               1,522                (272)               -17.9%
                                       -----------------   -----------------   -----------------    -----------------
          Total liabilities                      206,637             190,816              15,821                  8.3%
Stockholders' equity                              76,535              77,945              (1,410)                -1.8%
                                       -----------------   -----------------   -----------------    -----------------

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY                                 $         283,172   $         268,761   $          14,411                  5.4%
                                       =================   =================   =================    =================

                                   GTSI Corp.

                                                                                                        Year-over-
                                            Year-over-                                    Monthly       Year Change
                  Business                 Year Change      Month-End       Year-over-    Bookings       Average
                  Days in    Sale ($ in      Average       Total Backlog      Year         ($ in          Daily
                   Month      Millions)    Daily Sales    ($ in Millions)    Change       Millions)      Bookings
                 ---------- ------------  -------------  ----------------- -----------   -----------   -------------
January 2002         22       $ 46.8             --           $ 72.2             --         $ 42.4            --
February 2002        19         50.3             --             99.7             --           77.8            --
March 2002           20         79.6             --             93.5             --           73.4            --
April 2002           22         46.0             --            102.8             --           55.3            --
May 2002             22         61.4             --            115.3             --           73.9            --
June 2002            20         93.6             --            118.4             --           96.7            --
July 2002            22         74.2             --            121.9             --           77.7            --
August 2002          22         82.6             --            131.2             --           91.9            --
September 2002       20        120.0             --            203.6             --          192.4            --
October 2002         23        104.5             --            161.2             --           62.1            --
November 2002        19         94.0             --            106.6             --           39.4            --
December 2002        21         81.7             --             91.3             --           66.4            --
January 2003         22         53.5           14.3%            92.5           28.1%          54.7          29.0%
February 2003        19         55.8           10.9%            85.1          -14.6%          48.4         -37.8%
March 2003           21         69.6          -16.7%            72.2          -22.8%          56.7         -26.4%
April 2003           22         48.3            5.0%            89.8          -12.7%          65.9          19.2%
May 2003             20         60.4            8.2%            86.8          -24.7%          57.4         -14.6%
June 2003            21         81.0          -17.6%           106.2          -10.3%         100.4          -1.1%
July 2003            22         75.5            1.8%           116.5           -4.4%          85.8          10.4%
August 2003          21         65.4          -17.1%           131.6            0.3%          80.5          -8.2%
September 2003       21        132.2            4.9%           228.3           12.1%         228.9          13.3%
October 2003         23        113.0            8.1%           192.9           19.7%          77.6          25.0%
November 2003        18         93.2            4.7%           144.0           35.1%          44.3          18.7%
December 2003        22        106.3           24.2%           102.8           12.6%          65.1          -6.4%
January 2004         21         58.4           14.4%            89.6           -3.1%          45.2         -13.4%
February 2004        19         52.3           -6.3%            83.1           -2.4%          45.8          -5.4%
March 2004           23         67.9          -10.9%            98.0           35.7%          82.8          33.3%
April 2004           22         73.8           52.8%           123.0           37.0%          98.8          49.9%
May 2004             20         72.2           19.5%           132.9           53.1%          82.1          43.0%
June 2004            22         93.0            9.6%           155.0           46.0%         115.1           9.4%